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     As filed with the Securities and Exchange Commission on July 17, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        SERVICE CORPORATION INTERNATIONAL
             (Exact Name of Registrant as Specified in its Charter)

              TEXAS                                       74-1488375
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         1929 ALLEN PARKWAY
           HOUSTON, TEXAS                                   77019
(Address of Principal Executive Offices)                  (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:




         Title of each class                  Name of each exchange on
         to be so registered             which each class is to be registered
         -------------------             ------------------------------------
   6 3/4% CONVERTIBLE SUBORDINATED             NEW YORK STOCK EXCHANGE
            NOTES DUE 2008


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
333-65711

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the debt securities to be registered is contained in the Prospectus Supplement dated June 18, 2001 and the Prospectus dated October 15, 1998, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on June 19, 2001 and October 15, 1998, respectively, each of which forms a part of the Registrant's Registration Statement on Form S-3 (No. 333-65711).

ITEM 2.    EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------
4.1               2001 Subordinated Indenture dated as of June 22, 2001, between
                  Service Corporation International and The Chase Manhattan
                  Bank, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on June 27,
                  2001).

4.2 First Supplemental Indenture dated as of June 22, 2001, between Service Corporation International and The Chase
                  Manhattan Bank, as Trustee, including the form of 6 3/4%
                  Convertible Subordinated Note Due 2008 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on June 27, 2001).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 17, 2001                    SERVICE CORPORATION INTERNATIONAL


                                        By:     /s/ James M. Shelger
                                           -------------------------------------
                                                    James M. Shelger
                                                  Senior Vice President,
                                              General Counsel and Secretary




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                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
-----------       ----------------------
4.1               2001 Subordinated Indenture dated as of June 22, 2001, between
                  Service Corporation International and The Chase Manhattan
                  Bank, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on June 27,
                  2001).

4.2 First Supplemental Indenture dated as of June 22, 2001, between Service Corporation International and The Chase
                  Manhattan Bank, as Trustee, including the form of 6 3/4%
                  Convertible Subordinated Note Due 2008 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on June 27, 2001).